Exhibit 99.1
Financial Information

BeiGene, Ltd. (the “Company”) previously submitted a listing application (as updated from time to time, the “Listing Application”) for a proposed public offering of the Company’s ordinary shares and initial listing of such shares on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange, which was prepared in accordance with the listing rules of the STAR Market and the applicable securities laws and regulations of the PRC (the “PRC Securities Laws”). On June 30, 2021, the Shanghai Stock Exchange accepted the Company’s updated Listing Application, which is available to the public in Chinese language only on the website maintained by the Shanghai Stock Exchange at www.sse.com.cn.

As required by the PRC Securities Laws, the Listing Application contain historical financial information of the Company that was prepared in accordance with the China Accounting Standards for Business Enterprises – Basic Standard (“CAS”) and other applicable PRC accounting rules, guidance and interpretations (together with CAS, “PRC GAAP”), including but not limited to the China Securities Regulatory Commission's Compilation Rule for Information Disclosure by Companies Offering Securities to the Public No. 15 – General Rules for Financial Statement (2014 revised), and Compilation Rule for Information Disclosure by Companies Offering Securities to the Public No. 24-Special Provisions on Information Disclosure in Financial Statements of Pilot Innovative Red-chip Companies on the Sci-Tech Innovation Board for the years ended December 31, 2018, 2019 and 2020 (the “Reporting Period”). The key differences between such financial information prepared in accordance with PRC GAAP and those prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”) for the Reporting Period, which was previously filed with the U.S. Securities and Exchange Commission, are summarized as below.

Key Differences between PRC GAAP and U.S. GAAP

Share-based Compensation

Under U.S. GAAP, the Company elects to recognize the share-based compensation expenses using the straight-line method for all employee equity awards granted with graded vesting based on service conditions provided that the amount of compensation cost recognized at any date is at least equal to the portion of the grant-date value of the options that are vested at that date.

Under PRC GAAP, the Company recognizes share-based compensation expense using the accelerated method for all employee equity awards granted with graded vesting.

Excess tax income from the exercise of stock option

Under U.S. GAAP, deferred taxes are calculated based on the cumulative share-based compensation expense recognized in the financial statements and ASC 2016-09 requires all excess tax benefits and tax deficiencies to be recorded as income tax expense or benefit in the statement of operations, rather than in shareholders’ equity.

Under PRC GAAP, deferred taxes are calculated based on the estimated tax deduction determined at each reporting date. If the tax deduction exceeds cumulative compensation cost for an individual award, tax benefits on the excess are credited to shareholders’ equity. If the tax deduction is less than or equal to cumulative compensation cost for an individual award, tax expenses are recorded in the statement of operations.

Leasing

Under U.S. GAAP, as a lessee, the Company recognizes a lease liability based on the present value of the total remaining lease payments, and a corresponding right-of-use assets under U.S. GAAP. The Company subsequently recognizes operating lease expenses on a straight-line basis over the lease term.

PRC GAAP requires entities to present interest expenses on the lease liability and depreciation on the right-of-use assets separately in the statements of operations. The combination of a straight-line depreciation of the right-of-use assets and the effective interest rate method applied to the lease liability will result in a higher total charge to profit or loss in the initial years of the leases and decreasing expenses during the latter part of the lease term.

Gross Profit Margin Ratio

As required by the PRC Securities Laws, the Listing Application contained financial information regarding gross profit margin ratio by products, which was prepared in accordance with PRC GAAP. The corresponding financial information prepared in accordance with U.S. GAAP is presented below.

	For the year ended December 31, 2020 (unaudited)	For the year ended December 31, 2019 (unaudited)	For the year ended December 31, 2018 (unaudited)
Celgene products	58.39%	67.87%	78.07%
Amgen product	46.74%	N/A	N/A
BRUKINSA®	85.07%	100.00%	N/A
Tislelizumab	87.59%	N/A	N/A